EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 17th day of April, 2006, by and between David Fromal, an individual resident of Georgia ("Executive"), and Onelink Corporation, a Delaware corporation (the "Company").

                                R E C I T A L S:

     A. The Company desires to employ Executive as its Chief Operating Officer with the responsibilities and authority as set forth in this Agreement or as determined by the Company's Board of Directors pursuant to this Agreement, and Executive desires to be employed by the Company as its Chief Operating Officer, on the terms set forth in this Agreement.

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Employment and Duties. During the term of this Agreement, Executive shall serve as the Company's Chief Operating Officer, reporting to the Company's Chief Executive Officer. Subject to the control and direction of the Board of Directors, Executive shall exercise general supervision and direction of the business of the Company with such authority over such matters as is generally accorded the chief operating officer of a public company. The parties agree that Executive's service as Chief Operating Officer of the Company is a full-time position, and Executive agrees to devote substantially all of his business time and his best efforts to the performance of his responsibilities under this Agreement; provided, however, that the devotion of time to board or committee service for corporate, civic and charitable organizations unaffiliated with the Company and the devotion of limited amounts of time to personal or family investments will not be deemed a breach of this Agreement if such activities do not interfere or conflict with the performance of Executive's duties hereunder. Executive shall duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing the conduct of its business or its employees. The Executive agrees to serve without additional compensation if elected or appointed to any position or office, including as a director of the Company or any subsidiary or affiliate of the Company. In the event that the Term of this Agreement extends past December 31, 2006, the Board of Directors will consider election of the Executive as President of the Company.

     2. Compensation.

          (a) Base Salary; Withholding. The Company shall pay Executive a base salary of $240,000 per year during the 2006 calendar year, payable in arrears in accordance with the Company's standard payroll procedures as in effect from time to time. During the Term of this Agreement (as defined in Section 4) additional increases may be made as determined in the discretion of the Company's Board of Directors. The Board shall consider Executive's base salary no less frequently than annually and may increase, but not decrease, the base salary. The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Executive hereunder.

          (b) Incentive Bonus. Executive shall also be eligible to receive an incentive bonus for each calendar year during the Term. For each calendar year during the Term, Executive shall be eligible for such bonus as the Company's Board of Directors, acting in its absolute discretion, may determine to be proper in light of Executive's performance and the Company's performance during such calendar year and any other facts and circumstances that it may see fit to




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consider. The Company's Board of Directors may condition an incentive bonus upon the achievement of specific goals, objectives and milestones during that calendar year that have been determined and approved by the Company's Board of Directors. Whether any such goal, objective or milestone has been achieved shall be determined by the Company's Board of Directors acting in its good faith discretion. Unless otherwise provided in Section 5 below, that portion of the annual incentive bonus allocated to the achievement of any specific goal, objective or milestone shall accrue only upon the actual achievement of that goal, objective or milestone provided that Executive remains in the employ of the Company (or an affiliate of the Company) on the date of achievement.

          (c) Stock Options. Executive will be granted an option pursuant to the Company's 2005 Incentive Plan, effective the beginning of the Term. The option will grant Executive the right to purchase up to 500,000 shares of the Company's common stock at a price equal to the fair market value of the Company's common stock on the date of grant. The option will vest ratably over a 48-month period, and will be exercisable for a term of ten years, subject to early termination of Executive's employment with the Company. The Company's Board of Directors may consider other option grants to Executive based on performance goals and Company milestones as determined by the Board of Directors.

          (d) Vacation. Executive shall be entitled to such annual vacation time with full pay as the Company may provide in its standard policies and practices for its management executives; provided, however, that in any event Executive shall be entitled to a minimum of three (3) weeks annual paid vacation time.

          (e) Other Benefits. Executive shall participate in and have the benefits of all present and future health insurance, life insurance and profit-sharing plans, and all other plans and benefits which the Company now or in the future from time to time makes available to all of its management executives.

     3. Business Expenses. The Company shall promptly reimburse Executive for all appropriately documented, reasonable business expenses incurred by Executive in accordance with the Company's policies for its management executives, including, reimbursement of expenses incurred for long distance telephone and travel policy as set forth in the Company's Employee Handbook, as it may be amended from time to time.

     4. Term. This Agreement shall commence on April 17, 2006 and, if not terminated earlier as herein provided, shall expire on April 30, 2009 (the "Term"). Notwithstanding any expiration of this Agreement: (i) the Company's severance and benefit obligations set forth in Sections 5, 7, 8 and 10 with respect to any termination of Executive's employment occurring prior to such expiration shall continue in full force and effect until such obligations are paid or provided in full as provided in those Sections, and (ii) the Company's indemnification obligations under Section 11 shall continue indefinitely.

     5. Termination by the Company Without Cause. The Company may, by delivering written notice to Executive, terminate this Agreement and Executive's employment at any time and for any reason without Cause (as "Cause" is defined in Section 6 below), or for no reason, by paying to Executive:

          (i) Executive's base salary accrued through the date of termination payable upon termination,

          (ii) any and all accrued vacation pay, and accrued benefits through the date of termination payable upon termination,


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          (iii) Executive's base salary at the rate in effect on the date of notice of termination for a period of three months thereafter (if termination occurs prior to July 17, 2006) or for a period of one year thereafter (if termination occurs on or after July 18, 2006), payable in installments in accordance with the Company's standard payroll procedures as in effect from time to time. Payments to Executive pursuant to this Section 5(iii) and payments to Executive pursuant to Sections 10(a) and 10(b) shall be conditioned upon the Company receiving a release from the Executive ( or his representative) of any and all claims that Executive and his representative may have against the Company and its agents, including its officers, directors, employees, and attorneys, in a form provided by the Company. During any period in which the Executive is receiving payments from the Company pursuant to this Agreement, the Executive shall not engage in, directly or indirectly, any business in any territory in which the Company conducts business which is competitive with the Company's business operations, nor shall the Executive solicit any employee or customer of the Company to terminate their relationship with the Company.

     6. Termination by the Company for Cause. The Company may terminate this Agreement and Executive's employment at any time if such termination is for "Cause", as defined below, by delivering to Executive written notice of termination supported by a reasonably detailed statement of the relevant facts and reason for termination and such termination shall be effective immediately upon delivery of such notice to Executive. In the event of such termination, the Company shall pay Executive, no later than the ten (10) days following the date of termination, a lump sum equal to Executive's accrued base salary through the date of termination, and any and all accrued vacation pay, and accrued benefits through the date of termination. For purposes of this Agreement, "Cause" shall exist if (i) Executive has committed an act of embezzlement, fraud or theft with respect to the property of the Company, (ii) disregarded the rules of the Company so as to cause material loss, damage or injury to, or otherwise to materially endanger, the Company's property, business or employees, (iii) Executive has abused alcohol or drugs on the job or in a manner affecting his job performance, (iv) Executive has been found guilty of or has plead nolo contendere to the commission of a felony offense or a misdemeanor offense involving moral turpitude, or (v) Executive has breached this Agreement or has failed to perform Executive's duties under this Agreement, including by reason of Executive's failure to execute the directives of the Company's Chief Executive Officer or the Board of Directors, or (vi) Executive's actions or inactions have caused or are reasonably likely to cause material loss, injury or damage to, the Company's property, business or employees. Notwithstanding the foregoing sentence, in the event that a failure occurs under clause (v) or (vi) of the foregoing sentence, "Cause" shall not exist if the failure is the result of Executive's unwillingness to execute any act which would constitute a violation of existing law, regulation or rule applicable to Company or Executive, or if the failure is the result of an act of a party or an intervening event outside of Executive's authority or control.

     7. Termination for Good Reason.

          (a) Definition of "Good Reason". "Good Reason" shall mean any of the following conditions or events:

               (i) The assignment of Executive to duties inconsistent with the duties, responsibilities or status of the chief operating officer of a public company;

               (ii) A reduction by the Company in Executive's base salary;

               (iii) Any failure by the Company to continue in effect for Executive any material benefit available to Executive pursuant to this Agreement without providing a substitute benefit; or

               (iv) Any material breach by the Company of this Agreement which is not cured within thirty (30) days of notice thereof by Executive to Company.


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          (b) Consequences of Termination for Good Reason. Executive may
terminate this Agreement and Executive's employment for Good Reason at any time upon providing written notice of termination to the Company, and such termination shall be effective immediately upon such notice. In the event of termination by Executive of this Agreement for Good Reason, Executive shall be entitled to receive those payments and benefits provided under Section 5 of this Agreement.

     8. Voluntary Termination by Executive. In the absence of Good Reason, Executive may terminate this Agreement and Executive's employment at any time for any reason or no reason upon delivering ninety (90) days' prior written notice to the Company, and no later than the date of termination, the Company shall pay Executive a lump sum equal to his accrued base salary through the date of termination, and any and all accrued vacation pay, accrued bonuses and accrued benefits through the date of termination.

     9. No Termination by Merger; Transfer of Assets or Dissolution. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or substantially all the assets of the Company or the merger of the Company with or into another entity.

     10. Termination by Death or Disability.

          (a) Death. This Agreement shall terminate immediately in the event of the death of Executive during the term hereof, and the Company, within ten (10) days of receiving notice of such death, shall pay Executive's estate all salary due or accrued as of the date of his death, and any and all accrued vacation pay and accrued benefits as of the date of death. Any bonus to be paid to the Executive will be prorated to reflect the time during the year that the Executive was employed with the Company. All bonuses, whether annual or otherwise, that would have been payable during the year of Executive's death shall be paid the following year as promptly as the amount of such prorated bonus can be determined.

          (b) Disability. In the event of mental or physical Disability (as defined below) of Executive during the term hereof, the Company may terminate this Agreement and Executive's employment immediately upon written notice to Executive, and the Company, within ten (10) days following the notice of termination for Disability, shall pay Executive all salary due or accrued as of the date of such termination, and any and all accrued vacation pay and accrued benefits as of the date of termination. Any bonus to be paid to the Executive will be prorated to reflect the time during the year that the Executive was employed with the Company. All bonuses, whether annual or otherwise, that would have been payable for the year of termination shall be paid the following year as promptly as the amount of such prorated bonus can be determined. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a California-licensed physician designated by the Company, which prevents Executive from carrying out one or more of the material aspects of his assigned duties for at least ninety (90) consecutive days.

     11. Indemnification. As an employee, officer and agent of the Company, Executive shall be fully indemnified by the Company to the fullest extent permitted by applicable law.

     12. Confidential Information. Executive shall execute and deliver to the Company confidentiality and proprietary rights agreement.

     13. Assignment. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that Executive may not delegate any of Executive's duties under this Agreement.


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     14. Executive's Prior Employment. Executive represents to the Company that the Executive is not bound by the terms of any non-competition, non-solicitation, or confidentiality agreement, and that he can perform his assigned duties for the Company without reference to any such agreement.

     15. Miscellaneous.

          (a) Complete Agreement. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other prior or contemporaneous agreements between the parties which relate to the subject matter contained in this Agreement.

          (b) Modification; Amendment; Waiver. No modification or amendment of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

          (c) Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

          (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e) Mediation; Waiver of Jury Trial. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the parties will be submitted to a mediator for non-binding mediation in San Francisco, California. If complete agreement cannot be reached within 30 days of submission to mediation, either party may commence litigation in any court of competent jurisdiction, state or federal, located in San Francisco, California. THE PARTIES HERETO WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

          (f) Notices. All notices and other communications under this Agreement shall be in writing and shall be given in person or by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing, as the case may be, to the respective persons named below:

         If to the Company:         Onelink Corporation
                                    One Market Plaza
                                    Spear Street Tower
                                    36th Floor
                                    San Francisco, CA  94105
                                    Attention:  Board of Directors

         If to Executive:           David Fromal
                                    5101 Haven Court
                                    Atlanta, GA  30342



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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                      THE COMPANY:   Onelink Corporation
                                     a Delaware corporation


                                     By:      /s/ F.W. Guerin
                                              ------------------------
                                              F.W. Guerin
                                              Chief Executive Officer


                      EXECUTIVE:     /s/  David Fromal
                                     ---------------------------------
                                     David Fromal








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